EXHIBIT 10.3
                                                          ------------

                           UNION BANKSHARES, INC.
                            MORRISVILLE, VERMONT
                  DEFERRED COMPENSATION PLAN AND AGREEMENT

      THIS AGREEMENT is made effective the first day of _________, 199__ by and between Union Bankshares, Inc. (hereinafter the "Company"), and its subsidiary Union Bank (hereinafter "Subsidiary") with a principal office in Morrisville in the County of Lamoille and State of Vermont (together hereinafter the "Bank") and __________________ of _____________ in the
County of ____________ and State of Vermont (hereinafter called
"Executive").

      WHEREAS the Executive presently serves the Bank in the capacity of director or officer in which capacity his services have significantly contributed to the successful operation of the Bank, and

      WHEREAS, the Bank has determined that it is in the best interests of the Bank to provide inducements to the Executive to continue his services with the Bank, and

      WHEREAS, the parties wish to enter into an agreement relating to the Executive's services to the Bank upon the terms and conditions set forth herein, and

      WHEREAS, by this instrument the Bank has determined to amend and supersede its prior existing nonqualified deferred compensation plan.

      NOW THEREFORE, in consideration of the mutual agreements and undertakings hereinafter set forth and other good and valuable consideration, IT IS AGREED:

      1. The Plan. The Bank establishes the Deferred Compensation Plan and Agreement (hereinafter the "Plan" or "Agreement") for the benefit of
(i) participating members of the board of directors of the Company and the Subsidiary; and (ii) participating officers of the Company and the Subsidiary. A participating Executive may elect to defer receipt of all or part of his salary or his director's compensation and fees, as the case may be, beginning with amounts earned in the first calendar quarter commencing after the effective date of such election. For purposes of the Plan, "salary" shall mean the participating Executive's base salary or compensation, including any bonuses or other special payments, for services rendered to the Bank as an officer; and director's compensation and fees shall mean any compensation or fees payable to a director for services rendered to the Bank in that capacity, including any compensation or fees payable for services as a member of any committee of the board or directors. This Agreement amends and supersedes the Bank's prior existing nonqualified deferred compensation plan.

      2. Election by Participating Executive. An election to defer receipt of salary or directors' compensation and fees shall be made in writing and shall become effective upon filing with, and acceptance by, the Bank. The terms of such written election shall be as set forth on Exhibit A attached hereto. An election shall remain in effect unless the participant terminates the election by a notice in writing filed with, and accepted by, the Bank. Any termination of an election shall be applicable only respectively to salary or directors' compensations and fees earned during the calendar quarters following date of filing with, and acceptance by, the Bank, and shall not affect amounts previously deferred.

      3. Benefit Date. The Executive may elect in writing to terminate the election to defer as set forth in Paragraph 2 hereof and to commence receiving his deferred compensation benefit as hereinafter defined on the first day of any calendar month following the month in which he attains age Fifty-Five (55).

      4. Deferred Compensation Benefit. Beginning with the first day of the month in which the Executive has designated by the election as set forth in Paragraph 3 hereof (and on that date each year thereafter) or as soon thereafter as is reasonably practicable, the Bank will pay to the Executive an annual benefit for the period and in the amounts set forth on Exhibit B attached hereto. The payment of the deferred compensation benefits under this paragraph shall not in any manner disqualify the Executive from receiving any benefits to which the Executive may be entitled under any other pension, retirement, profit sharing or other similar employee benefit plans arising out of the Executive's services or employment with the Bank, nor is it intended to disqualify the Executive from receiving payment of any social security benefit to which the Executive may be entitled.

      5. Death after Attaining Age 55. In the event that the Executive shall die after the commencement of the payments provided for in Paragraph 4 hereof, and before the total number of annual payments as therein prescribed have been received (Exhibit B), the Bank shall pay the remainder of said annual payments to the Executive's beneficiary as hereinafter designated. In the event that the Executive shall die before the commencement of the payments provided for in Paragraph 4 hereof, the Bank shall pay to the Executive's beneficiary as hereinafter designated an annual benefit for the period and in the amounts set forth in Exhibit C attached hereto. In the event that there shall be no designated beneficiary qualified to receive payments, the remaining computed value of any said annual payments discounted at seven (7%) percent shall be paid in one sum to the estate of the Executive. In the event that there shall be no designated beneficiary eligible to receive monthly payments at any time after payments are commenced to a designated beneficiary, the remaining commuted value of said payments discounted at seven (7%) percent shall be paid in one sum to the estate of the Executive. "Remaining commuted value of said payment discounted at 7%" as used in this paragraph and elsewhere in this Agreement shall be defined as set forth on Exhibit E attached hereto.

      6. Death Before Attaining Age 55. In the event that the Executive shall die before attaining age 55 as herein provided, the Bank shall make annual payments as in the amount specified and for a period as set forth in Exhibit C attached hereto to the Executive's beneficiary hereinafter designated. In the event that there shall be no designated beneficiary eligible to receive payments, the Bank shall pay the remaining computed value of such payment discounted a seven (7%) percent in one sum to the Executive's estate. In the event that after commencement of annual payments to a designated beneficiary there shall at any time be no designated beneficiary eligible to receive monthly payments, the remaining commuted value of such payments designated at seven (7%) percent shall be paid in one sum to the estate of the Executive.

      7. Termination of Relationship. Notwithstanding any paragraph in the Agreement to the contrary, in the event that the Executive's relationship with the Bank as a director or officer shall terminate for any reason except for death as set forth in Paragraph 6, prior to his attaining age Fifty-Five (55), or in the event the Executive shall commit suicide (suicide shall be determined by any policy or the life of the Executive) at any time within a period of two (2) years after the later of the date of signing the Agreement or the effective date of any life insurance policy owned by the Bank covering the Executive, the Executive shall then be entitled to receive only the amounts as set forth on Exhibit C-1 attached hereto (and not as otherwise provided under this Agreement). The payment set forth on Exhibit D shall be paid in a lump sum as soon as practicable after the event of termination or suicide. In the event that the Executive shall die prior to payment of all benefits due under Exhibit C-1, such remaining unpaid benefits set forth on Exhibit C-1 shall be paid to the Executive's beneficiary hereinafter designated. In the event that there shall at any time be no designated beneficiary eligible to receive the payments set forth on Exhibit C-1, the remaining payments shall be paid in a lump sum of the estate of the Executive.

      8. Life Insurance. The Bank may, but shall not be required to, obtain life insurance coverage on the life on the Executive in order to provide funds to make some or all of the benefit payments required by this Agreement. Any such life insurance coverage shall be the sole property of the Bank and the Executive shall have no interest whatever in said coverage by way of security or assurance that the payments provided for in this agreement shall be made. Bank has relied, in entering into this Agreement, on information supplied by the Executive to the Bank (or to insurer designated by the Bank to provide the Bank with sufficient funds to satisfy its obligations under the Agreement). The Executive warrants that all information supplied is accurate and complete in all material respects. In the event that the Executive makes any material misrepresentations or omissions in the information and Bank is unable to realize on the life insurance coverage on the life of the Executive then no payments shall be due and payable by the Bank to the Executive, his estate, or to his designated beneficiary hereunder.

      9. Inalienability. Neither the Executive nor any designated beneficiary hereunder shall have any right to anticipate any payments to be made hereunder or to sell, assign, pledge, encumber or otherwise charge any of the payments to be made hereunder and the Bank shall not be answerable to any claim, demand or order as a result of any such alienation, assignment or transfer.

      10. Assignability. All of the rights, privileges and benefits hereunder shall be personal to the Executive (or the Executive's estate) and any designated beneficiary or such Executive and shall not be assignable or transferable to any other persons. The obligations hereunder and contained herein shall survive and shall be binding upon the successors in effect and assigns of the Bank including, but not limited to, any sale, transfer or other disposition of the stock or assets of the Bank.

      11. Not An Employment Contract. This Agreement shall not be construed as an employment contract between the Bank and the Executive, shall not give the Executive any rights to continued employment by the Bank or the right to continue as a director or officer of the Bank, and it shall not in any manner restrict the right of the Bank acting through its Board of Directors to terminate its relationship with the Executive at any time subject, however, to the provision of Paragraph 7.

      12. Amendment or Revocation. This Agreement may be amended or revoked at any time during the lifetime of the Executive only by an instrument in writing executed by both parties with the same formalities as this Agreement.

      13. Required Action. Any required action of the Bank shall be by resolution of a simple majority of the board of directors of the Bank.

      14. Variation in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      15. Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered to, when deposited in the United States mails, postage prepaid, by registered or certified mail with return receipt requests, addressed as follows:

      If to the Bank:       Union Bank
                            PO Box 667
                            Morrisville, VT 05661

      If to the Executive:  _______________________
                            _______________________
                            _______________________

      16. Designation of Beneficiary. The designation of beneficiary by the Executive shall be as set forth on Exhibit D attached hereto.

      17. Tax Effect. It is intended that this Agreement represents a mere contractual obligation for the Executive to receive a benefit from the Bank at a later date (pursuant to the Agreement), and shall not result in actual or constructive receipt of income or economic benefit to the Executive and shall not be subject to tax until the benefit is actually paid to the Executive pursuant to the Agreement. This Agreement constitutes a nonqualified deferred compensation plan for tax purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  UNION BANK


_____________________________     BY:_______________________________
Attest
                                  EXECUTIVE


_____________________________     BY:_______________________________
Attest

STATE OF VERMONT

COUNTY OF LAMOILLE

As of the day and year first above written, before me personally appeared_______________, to me known, who, being by me duly sworn, did depose and say that he resided at ___________________; that he is the ___________________ of Union Bank, the Corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                  Before me ________________________
                                            Notary Public

STATE OF VERMONT

COUNTY OF LAMOILLE

As of the day and year first above written, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resided at ___________________; that he is the ___________________ of Union Bank, the Corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                  Before me ________________________
                                            Notary Public


                                  EXHIBIT A

                    ELECTION BY PARTICIPATING EXECUTIVE

                  DEFERRED COMPENSATION PLAN AND AGREEMENT

                                 UNION BANK

Date:

Union Bank
PO Box 667
Morrisville, VT 05661

Gentlemen:

In accordance with the Deferred Compensation Plan and Agreement of Union Bankshares, Inc. and Union Bank (the "Plan"), I hereby elect to defer receipt of $___________ of my annual fees and compensation for serving as a Director or Officer of Union Bankshares, Inc. (the "Company") and/or Union Bank (the "Bank") effective with respect to fees and compensation to be earned effective _____________.

This election shall remain effective as set forth in paragraph 2 of the Plan.

Sincerely,


_____________________________

Accepted by:

BY: _________________________
    Duly Authorized Agent

Date:


Exhibit B:

Summary of Retirement Benefits Under Union Bankshares/Union Bank's Deferred Compensation Plan:
      (Numbers in 000's)


Participant       On      If deposits stop and benefit begins at age:
                Payout

                           65      64      63      62      61      60      59      58      57      56      55

W. Kinney       $29.5

P. Haslam       $23.1

R. Rollins      $60.9

W. Smith        $55.2

K. Spaulding    $ 3.6

F. Melcher      $11.0

K. Gibbons                $48     44      40.5    37      33.5    30      26.5    23      19.5    16      12.5

M. Mongeon                $30     28      26.5    24.5    22.5    21      19.5    18      16      14.5    12.5

R. Schwartz               $10      9.3     8.5     7.8     7       6.4     5.5     4.7     4       3.3     2.5

C. Borck                  $33.7   31.7    29.7    27.7    25.7    23.6    21.6    19.8    17.5    15.5    13.5

These amounts are approximations based upon current factors including dividends, interest rates and tax laws.

The amount of the annual deferred compensation benefit available for payment shall be determined in a reasonable manner by the Company.

The annual deferred compensation benefit shall be paid for a period of 15 years.


Exhibit C

Union Bankshares/Union Bank Deferred Compensation Plan
Pre-Retirement Benefit:


                    Annual Benefit to Beneficiary
                    -----------------------------

K. Gibbons                     $20,135

M. Mongeon                     $10,225

R. Schwartz                    $ 7,350

C. Borck                       $32,500


Exhibit C-1

Union Bankshares/Union Bank Deferred Compensation Plan
Paragraph 7

An amount equal to the cash surrender value of any life insurance policies acquired by the Bank on the life of the Executive pursuant to Paragraph 8.


Exhibit D

Union Bankshares/Union Bank Deferred Compensation Plan
Designation of Beneficiary

Terms and Conditions

      The designation of beneficiary hereunder is made upon the following terms and conditions:

      1) If more than one beneficiary is designated to receive payments jointly or in common with any other beneficiary, the word beneficiary under the designation and under the agreement shall be construed to include such beneficiaries jointly or in common.

      2) If at any time a designated individual beneficiary in prior preferred order or designation shall die, the annual payments shall be made to the next designated beneficiary in preferred order unless the estate of the prior designated beneficiary shall be indicated.

      3) If two or more individuals are designated to receive annual payments as beneficiaries either in common or jointly the annual payments shall be made equally to each individual
            beneficiary unless otherwise designated.   If two or more
            beneficiary are designated to receive annual payments as members of a described class, each shall receive an equal portion of such annual payments unless otherwise designated.
            If two or more persons are designated to receive annual payments either in common, jointly and an individual shall die, the payments shall be made equally to the remaining individuals or in whole to the remaining individual unless otherwise designated. If a member of a described class shall die, the annual payments shall be made equally to the remaining members of the class or in whole to the remaining member unless otherwise designated.

      4) If any annual payments are designated to be made to a trust or trusts, the bank shall not be responsible or liable to see to the application of the payments by any Trustee and the Bank may accept the receipt of any trustee designated hereunder.

The Designation is made in duplicate and shall not be valid unless acknowledged by the bank and one acknowledged copy thereof is filed with the Bank. This designation shall remain full force and effect until a subsequent designation of beneficiary shall be executed in duplicate, acknowledged and filed as herein prescribed.